[Execution copy]



                        TRUST SUPPLEMENT No. 2002-1G-1-O

                           Dated as of March 25, 2002


                                     between

                            WILMINGTON TRUST COMPANY
                                   as Trustee,


                                       and


                           CONTINENTAL AIRLINES, INC.

                                       to

                          PASS THROUGH TRUST AGREEMENT
                         Dated as of September 25, 1997


                                  $134,644,000

               Continental Airlines Pass Through Trust 2002-1G-1-O
                       LIBOR + 0.45% Continental Airlines
                           Pass Through Certificates,
                               Series 2002-1G-1-O

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I THE CERTIFICATES.....................................................2
        Section 1.01. The Certificates.........................................2

ARTICLE II DEFINITIONS.........................................................4
        Section 2.01. Definitions..............................................4

ARTICLE III CERTIFICATES; DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS.....11
        Section 3.01. Statements to Applicable Certificateholders.............11
        Section 3.02. Special Payments Account................................12
        Section 3.04. Limitation of Liability for Payments....................14

ARTICLE IV DEFAULT............................................................14
        Section 4.01. Purchase Rights of Certificateholders...................14
        Section 4.02. Amendment of Section 6.05 of the Basic Agreement........18

ARTICLE V THE TRUSTEE.........................................................19
        Section 5.01. Delivery of Documents; Delivery Dates...................19
        Section 5.02. Withdrawal of Deposits..................................20
        Section 5.03. The Trustee.............................................20
        Section 5.04. Representations and Warranties of the Trustee...........21
        Section 5.05. Trustee Liens...........................................21

ARTICLE VI ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS......................22
        Section 6.01. Amendment of Section 5.02 of the Basic Agreement........22
        Section 6.02. Supplemental Agreements Without Consent of Applicable
                      Certificateholders......................................22
        Section 6.03. Supplemental Agreements with Consent of Applicable
                      Certificateholders......................................23
        Section 6.04. Consent of Holders of Certificates Issued under Other
                      Trusts..................................................23

ARTICLE VII TERMINATION OF TRUST..............................................23
        Section 7.01. Termination of the Applicable Trust.....................23

ARTICLE VIII MISCELLANEOUS PROVISIONS.........................................25
        Section 8.01. Basic Agreement Ratified................................25
        SECTION 8.02. GOVERNING LAW...........................................26
        Section 8.03. Execution in Counterparts...............................26
        Section 8.04. Intention of Parties....................................26

Exhibit A      -      Form of Certificate
Exhibit B      -      DTC Letter of Representations
Exhibit C      -      Form of Assignment and Assumption Agreement

            This Trust Supplement No. 2002-1G-1-O, dated as of March 25, 2002 (herein called the "TRUST SUPPLEMENT"), between Continental Airlines, Inc., a Delaware corporation (the "COMPANY"), and Wilmington Trust Company (the "TRUSTEE"), to the Pass Through Trust Agreement, dated as of September 25, 1997, between the Company and the Trustee (the "BASIC AGREEMENT").


                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

            WHEREAS, the Company has obtained commitments from Boeing for the delivery of certain Aircraft;

            WHEREAS, the Company intends to finance the acquisition of each such Aircraft through separate secured loan transactions, under which the Company will own such Aircraft (collectively, the "OWNED AIRCRAFT");

            WHEREAS, in the case of each Owned Aircraft, the Company will issue pursuant to an Indenture, on a recourse basis, Equipment Notes to finance a portion of the purchase price of such Owned Aircraft;

            WHEREAS, the Trustee hereby declares the creation of the Continental Airlines Pass Through Trust 2002-1G-1-O (the "APPLICABLE TRUST") for the benefit of the Applicable Certificateholders, and the initial Applicable
Certificateholders as the grantors of the Applicable Trust, by their respective acceptances of the Applicable Certificates, join in the creation of the Applicable Trust with the Trustee;

            WHEREAS, all Certificates to be issued by the Applicable Trust will evidence fractional undivided interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property except for those Certificates to which an Escrow Receipt has been affixed;

            WHEREAS, the Escrow Agent and the Underwriters have contemporaneously herewith entered into an Escrow Agreement with the Escrow Paying Agent pursuant to which the Underwriters have delivered to the Escrow Agent the proceeds from the sale of the Applicable Certificates, to the extent not used to purchase Equipment Notes on the Issuance Date, and have irrevocably instructed the Escrow Agent to withdraw and pay funds from such proceeds upon request and proper certification by the Trustee to purchase Equipment Notes as the Aircraft are delivered by Boeing under the Aircraft Purchase Agreement from time to time prior to the Delivery Period Termination Date;

            WHEREAS, the Escrow Agent on behalf of the Applicable
Certificateholders has contemporaneously herewith entered into a Deposit Agreement with the Depositary under which the Deposits referred to therein will be made and from which it will withdraw funds to allow the Trustee to purchase Equipment Notes from time to time prior to the Delivery Period Termination Date;

            WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "AGREEMENT") and the NPA, upon the financing of an Aircraft, the Trustee on behalf of the Applicable Trust, using funds withdrawn under the Escrow Agreement (or, if financed on the Issuance Date, using a portion of the proceeds of the sale of the Applicable Certificates), shall purchase one or more Equipment Notes having the same interest rate as, and final maturity date not later than the final Regular Distribution Date of, the Applicable Certificates issued hereunder and shall hold such Equipment Notes in trust for the benefit of the Applicable Certificateholders;

            WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

            WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

            NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:


                                    ARTICLE I
                                THE CERTIFICATES

            Section 1.01. THE CERTIFICATES. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as "Continental Airlines Pass Through Certificates, Series 2002-1G-1-O" (hereinafter defined as the "APPLICABLE CERTIFICATES"). Each Applicable Certificate represents a fractional undivided interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.

            The terms and conditions applicable to the Applicable Certificates are as follows:

            (a) The aggregate principal amount of the Applicable Certificates that shall be authenticated under the Agreement (except for Applicable Certificates authenticated and delivered under Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement) is $134,644,000.

            (b) The Regular Distribution Dates with respect to any payment of Scheduled Payments means February 15, May 15, August 15 and November 15 of each year, commencing on May 15, 2002, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

            (c) The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

            (d) At the Escrow Agent's request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Applicable Certificate. In any event, any transfer or exchange of any Applicable Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Applicable Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Applicable Certificate to which an Escrow Receipt is attached, each Holder of such an Applicable Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

            (e) (i) The Applicable Certificates shall be in the form attached hereto as Exhibit A. Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant to and for the benefit of the Company that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), have not been used to purchase Applicable Certificates or an interest therein or (ii) the purchase and holding of Applicable Certificates or an interest therein is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

            (ii) The Applicable Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Company and the Clearing Agency attached hereto as Exhibit B.

            (f) The "Participation Agreements" as defined in this Trust Supplement are the "Note Purchase Agreements" referred to in the Basic Agreement.

            (g) The Applicable Certificates are subject to the Intercreditor Agreement, the Deposit Agreement and the Escrow Agreement.

            (h) The Applicable Certificates are entitled to the benefits of the Primary Liquidity Facility, the Above-Cap Liquidity Facility and the Policy.

            (i) The Responsible Party is the Company.

            (j) The date referred to in clause (i) of the definition of the term "PTC Event of Default" in the Basic Agreement is the Final Maturity Date.

            (k) The "particular sections of the Note Purchase Agreement", for purposes of clause (3) of Section 7.07 of the Basic Agreement, are Section
      8.1 of each Participation Agreement.

            (l) The Equipment Notes to be acquired and held in the Applicable Trust, and the related Aircraft and Note Documents, are described in the NPA.


                                   ARTICLE II
                                   DEFINITIONS

            Section 2.01. DEFINITIONS. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement):

            ABOVE-CAP LIQUIDITY FACILITY: Means, initially, the ISDA Master Agreement, dated as of March 25, 2002, between the Subordination Agent, as agent of the Trustee, and the Above-Cap Liquidity Provider, together with the Schedule and Confirmation attached thereto, relating to the Applicable Certificates, and, from and after the replacement of such ISDA Master Agreement pursuant thereto, the replacement above-cap liquidity facility therefor, if any, in each case, as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

            ABOVE-CAP LIQUIDITY PROVIDER: Means Merrill Lynch Capital Services, Inc., a Delaware corporation.

            AGREEMENT: Has the meaning specified in the recitals hereto.

            AIRCRAFT: Means each of the New Aircraft or Substitute Aircraft in respect of which a Participation Agreement is to be or is, as the case may be, entered into in accordance with the NPA (or any substitute aircraft, including engines therefor, owned by the Company and securing one or more Equipment Notes).

            AIRCRAFT PURCHASE AGREEMENT: Has the meaning specified in the NPA.

            APPLICABLE CERTIFICATE: Has the meaning specified in Section 1.01 of this Trust Supplement.

            APPLICABLE CERTIFICATEHOLDER: Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

            APPLICABLE DELIVERY DATE: Has the meaning specified in Section 5.01(b) of this Trust Supplement.

            APPLICABLE PARTICIPATION AGREEMENT: Has the meaning specified in
      Section 5.01(b) of this Trust Supplement.

            APPLICABLE TRUST: Has the meaning specified in the recitals hereto.

            ASSIGNMENT AND ASSUMPTION AGREEMENT: Means the assignment and assumption agreement substantially in the form of Exhibit C hereto executed and delivered in accordance with Section 7.01 of this Trust Supplement.

            BASIC AGREEMENT: Has the meaning specified in the first paragraph of this Trust Supplement.

            BOEING: Means The Boeing Company.

            BREAK AMOUNT: Has the meaning specified in the Indentures.

            BUSINESS DAY: Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in Houston, Texas, New York, New York, or, so long as any Applicable Certificate is Outstanding, the city and state in which the Trustee, the Subordination Agent or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds, and, if any Series G-1 Equipment Notes (as defined in the Intercreditor Agreement) or Series H Equipment Notes (as defined in the Intercreditor Agreement) are outstanding, which is also a day for trading by and between banks in the London interbank Eurodollar market.

            CERTIFICATE: Has the meaning specified in the Intercreditor
      Agreement.

            CLASS: Has the meaning specified in the Intercreditor Agreement.

            CLASS G-1 ABOVE-CAP ACCOUNT: Has the meaning specified in the Intercreditor Agreement.

            COMPANY: Has the meaning specified in the first paragraph of this Trust Supplement.

            CONTROLLING PARTY: Has the meaning specified in the Intercreditor Agreement.

            CUT-OFF DATE: Means the earlier of (a) the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

            DELIVERY NOTICE: Has the meaning specified in the NPA.

            DELIVERY PERIOD TERMINATION DATE: Means the earlier of (a) August 31, 2002, or, if the Equipment Notes relating to all of the New Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Applicable Trust and the Other Trusts on or prior to such date due to any reason beyond the control of the Company and not occasioned by the Company's fault or negligence, November 30, 2002 (PROVIDED that, if a labor strike occurs at Boeing on or prior to either or both of such dates referred to in this clause (a), such date or dates on or following the commencement of such strike shall be extended by adding thereto the number of days that such strike continued in effect), and (b) the date on which Equipment Notes issued with respect to all of the New Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Applicable Trust and the Other Trusts in accordance with the NPA.

            DEPOSIT AGREEMENT: Means the Deposit Agreement dated as of March 25, 2002 relating to the Applicable Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            DEPOSIT BREAK AMOUNT: Has the meaning specified in the NPA.

            DEPOSITARY: Means Credit Suisse First Boston, a banking institution organized under the laws of Switzerland, acting through its New York branch.

            DEPOSITS: Has the meaning specified in the Deposit Agreement.

            DISTRIBUTION DATE: Means any Regular Distribution Date or Special Distribution Date as the context requires.

            ESCROW AGENT: Means, initially, Wells Fargo Bank Northwest, National Association, and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

            ESCROW AGREEMENT: Means the Escrow and Paying Agent Agreement dated as of March 25, 2002 relating to the Applicable Certificates, among the Escrow Agent, the Escrow Paying Agent, the Trustee and Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            ESCROW PAYING AGENT: Means the Person acting as paying agent under the Escrow Agreement.

            ESCROW RECEIPT: Means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.

            FINAL MATURITY DATE: Means February 15, 2013.

            FINAL WITHDRAWAL: Has the meaning specified in the Escrow Agreement.

            FINAL WITHDRAWAL DATE: Has the meaning specified in the Escrow Agreement.

            FINAL WITHDRAWAL NOTICE: Has the meaning specified in Section 5.02 of this Trust Supplement.

            INDENTURE: Means each of the separate trust indentures and mortgages relating to the Aircraft, each as specified or described in a Delivery Notice delivered pursuant to the NPA or the related Participation Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            INTERCREDITOR AGREEMENT: Means the Intercreditor Agreement dated as of March 25, 2002 among the Trustee, the Other Trustees, the Above-Cap Liquidity Provider, the Primary Liquidity Provider, the primary liquidity provider relating to the Class G-2 Certificates, the Policy Provider and Wilmington Trust Company, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            INVESTORS: Means the Underwriters, together with all subsequent beneficial owners of the Applicable Certificates.

            MAKE-WHOLE AMOUNT: Has the meaning specified in the Indentures.

            NEW AIRCRAFT: Has the meaning specified in the NPA.

            NOTE DOCUMENTS: Means the Equipment Notes with respect to the Applicable Certificates and, with respect to any such Equipment Note, the Indenture and the Participation Agreement relating to such Equipment Note.

            NOTICE OF PURCHASE WITHDRAWAL: Has the meaning specified in the Deposit Agreement.

            NPA: Means the Note Purchase Agreement dated as of March 25, 2002 among the Trustee, the Other Trustees, the Company, the Escrow Agent, the Escrow Paying Agent and the Subordination Agent, providing for, among other things, the purchase of Equipment Notes by the Trustee on behalf of the Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

            OTHER AGREEMENTS: Means (i) the Basic Agreement as supplemented by Trust Supplement No. 2002-1G-2-O dated as of the date hereof relating to Continental Airlines Pass Through Trust 2002-1G-2-O, (ii) the Basic Agreement as supplemented by Trust Supplement No. 2002-1H-O dated as of the date hereof relating to Continental Airlines Pass Through Trust 2002-1H-O and (iii) the Basic Agreement as supplemented by Trust Supplement No. 2002-1I-O dated as of the date hereof relating to Continental Airlines Pass Through Trust 2002-1I-O.

            OTHER TRUSTEES: Means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.

            OTHER TRUSTS: Means the Continental Airlines Pass Through Trust 2002-1G-2-O, the Continental Airlines Pass Through Trust 2002-1H-O and the Continental Airlines Pass Through Trust 2002-1I-O, created by the Other Agreements.

            OWNED AIRCRAFT: Has the meaning specified in the third recital to this Trust Supplement.

            PARTICIPATION AGREEMENT: Means each Participation Agreement to be entered into, or entered into (as the case may be), by the Trustee pursuant to the NPA, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

            POLICY: Means, with respect to the Applicable Certificates, Ambac Certificate Guarantee Insurance Policy No. AB0542BE, together with the Certificate Guaranty Insurance Policy Endorsement attached thereto, issued as of the Closing Date, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            POLICY PROVIDER: Has the meaning specified in the Intercreditor Agreement.

            POLICY PROVIDER AGREEMENT: Has the meaning specified in the Intercreditor Agreement.

            POLICY PROVIDER DEFAULT: Has the meaning specified in the Intercreditor Agreement.

            POOL BALANCE: Means, as of any date, (i) the original aggregate face amount of the Applicable Certificates less (ii) the aggregate amount of all payments made as of such date in respect of such Applicable Certificates or in respect of Deposits other than payments made in respect of interest or premium, Make-Whole Amount, Deposit Break Amount or Break Amount thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes, payments under the Policy (other than in respect of interest on the Applicable Certificates) or payment with respect to other Trust Property and the distribution thereof to be made on that date.

            POOL FACTOR: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Applicable Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes, payment under the Policy (other than in respect of interest on the Applicable Certificates) or payment with respect to other Trust Property and the distribution thereof to be made on that date.

            PRIMARY LIQUIDITY FACILITY: Means, initially, the Revolving Credit Agreement dated as of March 25, 2002 relating to the Applicable Certificates, between the Primary Liquidity Provider and Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Applicable Trust, and, from and after the replacement of such agreement pursuant to the Intercreditor Agreement, the replacement primary liquidity facility therefor, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

            PRIMARY LIQUIDITY PROVIDER: Means, initially, Landesbank Hessen-Thuringen Girozentrale, a German public law institution duly established under the Treaty on the Formation of a Joint Savings Banks Organization Hessen-Thuringen, and any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.

            PROSPECTUS SUPPLEMENT: Means the final Prospectus Supplement dated March 11, 2002 relating to the offering of the Applicable Certificates and the Class G-2 Certificates.

            RATINGS CONFIRMATION: Has the meaning specified in the Intercreditor Agreement.

            REFERENCE AGENCY AGREEMENT: Has the meaning specified in the NPA.

            RELATED PASS THROUGH TRUST AGREEMENT: Means the Basic Agreement as supplemented by the Trust Supplement No. 2002-1G-1-S dated as of the date hereof relating to the Continental Airlines Pass Through Trust 2002-1G-1-S and entered into by the Company and the Trustee, which agreement becomes effective upon the execution and delivery of the Assignment and Assumption Agreement pursuant to Section 7.01 of this Trust Supplement.

            RELATED TRUST: Means the Continental Pass Through Trust 2002-1G-1-S, to be formed under the Related Pass Through Trust Agreement.

            RELATED TRUSTEE: Means the trustee under the Related Pass Through Trust Agreement.

            SCHEDULED DELIVERY DATE: Has the meaning specified in the NPA.

            SCHEDULED PAYMENT: Means, with respect to any Equipment Note, (i) any payment of principal or interest on such Equipment Note (other than any such payment which is not in fact received by the Trustee or any Subordination Agent within five days of the date on which such payment is scheduled to be made) or (ii) any payment of interest on the Applicable Certificates with funds drawn under the Primary Liquidity Facility or withdrawn from the Class G-1 Above-Cap Account or any payment of interest on or principal of the Applicable Certificates with funds drawn under the Policy, which payment in any such case represents the installment of principal on such Equipment Note at the stated maturity of such installment, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; PROVIDED,

      HOWEVER, that any payment of principal, premium, Make-Whole Amount, Deposit Break Amount or Break Amount, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

            SPECIAL PAYMENT: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note, Collateral (as defined in each Indenture) or Deposit Break Amount.

            SUBSTITUTE AIRCRAFT: Has the meaning specified in the NPA.

            TRANSFER DATE: Has the meaning specified in Section 7.01 of this Trust Supplement.

            TRIGGERING EVENT: Has the meaning assigned to such term in the Intercreditor Agreement.

            TRUST PROPERTY: Means (i) subject to the Intercreditor Agreement, the Equipment Notes held as the property of the Applicable Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement, the Escrow Agreement, the NPA, the Above-Cap Liquidity Facility, the Primary Liquidity Facility and the Policy, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement, the Above-Cap Liquidity Facility, the Primary Liquidity Facility or the Policy, PROVIDED that rights with respect to the Deposits or under the Escrow Agreement, except for the right to direct withdrawals for the purchase of Equipment Notes to be held herein, will not constitute Trust Property.

            TRUST SUPPLEMENT: Has the meaning specified in the first paragraph of this trust supplement.

            TRUSTEE: Has the meaning specified in the first paragraph of this Trust Supplement.

            UNDERWRITERS: Means, collectively, Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc. and Morgan Stanley & Co. Incorporated.

            UNDERWRITING AGREEMENT: Means the Underwriting Agreement dated March 11, 2002 among the Underwriters, the Company and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                                   ARTICLE III
          CERTIFICATES; DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

            Section 3.01. STATEMENTS TO APPLICABLE CERTIFICATEHOLDERS. (a) On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, reflecting in part the information provided by the Escrow Paying Agent under the Escrow Agreement). Such statement shall set forth (per $1,000 face amount Applicable Certificate as to (ii), (iii), (iv) and (v) below) the following information:

            (i) the aggregate amount of funds distributed on such Distribution Date under the Agreement and under the Escrow Agreement, indicating the amount allocable to each source, including any portion thereof paid by the Primary Liquidity Provider or the Policy Provider or withdrawn from the Class G-1 Above-Cap Account;

            (ii) the amount of such distribution under the Agreement allocable to principal and the amount allocable to premium, Make-Whole Amount, Deposit Break Amount or Break Amount, if any;

            (iii) the amount of such distribution under the Agreement allocable to interest;

            (iv) the amount of such distribution under the Escrow Agreement allocable to interest;

            (v) the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any;

            (vi) the Pool Balance and the Pool Factor; and

            (vii) the LIBOR rates and the resulting interest rates payable on the Applicable Certificates for the current and immediately preceding Interest Periods.

            With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Record Date prior to each Distribution Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

            (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and
(a)(v) above for such calendar year or, in the event such Person was an

Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder's preparation of its U.S. federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates in the manner described in Section 3.01(a) of this Trust Supplement.

            (c) If the aggregate principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date differ from the amount thereof set forth for the Applicable Certificates on page S-42 of the Prospectus Supplement, by no later than the 15th day prior to such Regular Distribution Date, the Trustee shall mail written notice of the actual amount of such scheduled payments to the Applicable Certificateholders of record as of a date within 15 Business Days prior to the date of mailing.

            (d) Promptly following (i) the Delivery Period Termination Date, if there has been any change in the information set forth in clauses (y) and (z) below from that set forth in page S-42 of the Prospectus Supplement, and (ii) the date of any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, or any Final Withdrawal, the Trustee shall furnish to Applicable Certificateholders of record on such date a statement setting forth
(x) the expected Pool Balances for each subsequent Regular Distribution Date following the Delivery Period Termination Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Delivery Period Termination Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such date. The Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

            (e) This Section 3.01 supersedes and replaces Section 4.03 of the Basic Agreement, with respect to the Applicable Trust.

            Section 3.02. SPECIAL PAYMENTS ACCOUNT. (a) The Trustee shall establish and maintain on behalf of the Applicable Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04 of the Basic Agreement. The Trustee shall hold the Special Payments Account in trust for the benefit of the Applicable Certificateholders and shall make or permit withdrawals therefrom only as provided in the Agreement. On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement and upon the payment of the Deposit Break Amount to the Trustee under the NPA, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.

            (b) This Section 3.02 supersedes and replaces Section 4.01(b) of the Basic Agreement in its entirety, with respect to the Applicable Trust.

            Section 3.03. DISTRIBUTIONS FROM SPECIAL PAYMENTS ACCOUNT. (a) On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Trustee has confirmed receipt of any Special Payments due on the Equipment Notes held (subject to the Intercreditor Agreement) in the Applicable Trust or realized upon the sale of such Equipment Notes or receipt of the Deposit Break Amount, the Trustee shall distribute out of the Special Payments Account the entire amount of such Special Payment deposited therein pursuant to Section 3.02(a) of this Trust Supplement. There shall be so distributed to each Applicable Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 7.01 of this Trust Supplement concerning the final distribution) by check mailed to such Applicable Certificateholder, at the address appearing in the Register, such Applicable Certificateholder's pro rata share (based on the Fractional Undivided Interest in the Applicable Trust held by such Applicable Certificateholder) of the total amount in the Special Payments Account on account of such Special Payment, except that, with respect to Applicable Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency (or such nominee).

            (b) The Trustee shall, at the expense of the Company, cause notice of each Special Payment to be mailed to each Applicable Certificateholder at his address as it appears in the Register. In the event of redemption or purchase of Equipment Notes held in the Applicable Trust, such notice shall be mailed not less than 15 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase. In the case of any distribution pursuant to Section 3.7(c) or Section 3.7(e) of the Intercreditor Agreement, the Trustee will mail notice to the Applicable Certificateholders not less than 15 days prior to the Special Distribution Date determined for such distribution. In the event of the payment of a Deposit Break Amount by the Company to the Trustee under the NPA, such notice shall be mailed, together with the notice by the Escrow Paying Agent under Section 2.07 of the Escrow Agreement, not less than 15 days prior to the Special Distribution Date for such amount. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment, stating the Special Distribution Date for such Special Payment which shall occur not less than 15 days after the date of such notice and as soon as practicable thereafter. Notices mailed by the Trustee shall set forth:

            (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 7.01 of this Trust Supplement),

            (ii) the amount of the Special Payment for each $1,000 face amount Applicable Certificate and the amount thereof constituting principal, premium, Make-Whole Amount, Deposit Break Amount or Break Amount, if any, and interest,

            (iii) the reason for the Special Payment, and

            (iv) if the Special Distribution Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Applicable Certificate.

If the amount of (i) premium, Make-Whole Amount or Break Amount, if any, payable upon the redemption or purchase of an Equipment Note or (ii) the Deposit Break Amount, if any, has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium, Make-Whole Amount, Deposit Break Amount or Break Amount received will also be distributed.

            If any redemption of the Equipment Notes held in the Trust is canceled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Applicable Certificateholder at its address as it appears on the Register.

            (b) This Section 3.03 supersedes and replaces Section 4.02(b) and
Section 4.02(c) of the Basic Agreement in their entirety, with respect to the Applicable Trust.

            Section 3.04. LIMITATION OF LIABILITY FOR PAYMENTS. Section 3.09 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase "the Owner Trustees or the Owner Participants" in the second sentence thereof and adding in lieu thereof "the Above-Cap Liquidity Provider, the Primary Liquidity Provider or the Policy Provider".


                                   ARTICLE IV
                                     DEFAULT

            Section 4.01. PURCHASE RIGHTS OF CERTIFICATEHOLDERS. (a) At any time after the occurrence and during the continuation of a Triggering Event, if the Class G-2 Trustee is then the Controlling Party, each Applicable Certificateholder (other than the Company or any of its Affiliates) shall have the right to purchase, for the purchase price set forth in the Class G-2 Trust Agreement, all, but not less than all, of the Class G-2 Certificates upon ten days' written notice to the Class G-2 Trustee and each other Applicable Certificateholder, PROVIDED that (i) if prior to the end of such ten-day period any other Applicable Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Applicable Certificateholder that such other Applicable Certificateholder wants to participate in such purchase, then such other Applicable Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Applicable Certificateholder to purchase all, but not less than all, of the Class G-2 Certificates pro rata based on the Fractional Undivided Interest in the Applicable Trust held by each such Applicable Certificateholder and (ii) if prior to the end of such ten-day period any other Applicable Certificateholder fails to notify the purchasing Applicable Certificateholder of such other Applicable Certificateholder's desire to participate in such a purchase, then such other Applicable Certificateholder shall lose its right to purchase the Class G-2 Certificates pursuant to this
Section 4.01(a).

            (b) By acceptance of its Applicable Certificate, each Applicable Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event,

            (i) if the Trustee is then the Controlling Party, each Class G-2 Certificateholder (other than the Company or any of its Affiliates) shall have the right to purchase all, but not less than all, of the Applicable Certificates upon ten days' written notice to the Trustee and each other Class G-2 Certificateholder, PROVIDED that (A) if prior to the end of such ten-day period any other Class G-2 Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Class G-2 Certificateholder that such other Class G-2 Certificateholder wants to participate in such purchase, then such other Class G-2 Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Class G-2 Certificateholder to purchase all, but not less than all, of the Applicable Certificates pro rata based on the Fractional Undivided Interest in the Class G-2 Trust held by each such Class G-2 Certificateholder and (B) if prior to the end of such ten-day period any other Class G-2 Certificateholder fails to notify the purchasing Class G-2 Certificateholder of such other Class G-2 Certificateholder's desire to participate in such a purchase, then such other Class G-2 Certificateholder shall lose its right to purchase the Applicable Certificates pursuant to this Section 4.01(b)(i);

            (ii) each Class H Certificateholder (other than the Company or any of its Affiliates) shall have the right (which shall not expire upon any purchase of the Applicable Certificates pursuant to clause (a) or (b)(i) above) to purchase all, but not less than all, of the Applicable Certificates and the Class G-2 Certificates upon ten days' written notice to the Trustee, the Class G-2 Trustee and each other Class H Certificateholder, PROVIDED that (A) if prior to the end of such ten-day period any other Class H Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Class H Certificateholder that such other Class H Certificateholder wants to participate in such purchase, then such other Class H Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Class H Certificateholder to purchase all, but not less than all, of the Applicable Certificates and the Class G-2 Certificates pro rata based on the Fractional Undivided Interest in the Class H Trust held by each such Class H Certificateholder and (B) if prior to the end of such ten-day period any other Class H Certificateholder fails to notify the purchasing Class H Certificateholder of such other Class H Certificateholder's desire to participate in such a purchase, then such other Class H Certificateholder shall lose its right to purchase the Applicable Certificates and the Class G-2 Certificates pursuant to this Section 4.01(b)(ii);

            (iii) if Re-Issued Class H Certificates are issued, each Re-Issued Class H Certificateholder (other than the Company or any of its Affiliates) shall have the right (which shall not expire upon any purchase of the Applicable Certificates pursuant to clause (a), (b)(i) or (b)(ii) above) to purchase all, but not less than all, of the Applicable Certificates and the Class G-2 Certificates upon ten days' written notice to the Trustee, the Class G-2 Trustee and each other Re-Issued Class H Certificateholder, PROVIDED that (A) if prior to the end of such ten-day period any other Re-Issued Class H Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Re-Issued Class H Certificateholder that such other Re-Issued Class H Certificateholder wants to participate in such purchase, then such other Re-Issued Class H Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Re-Issued Class H Certificateholder to purchase all, but not less than all, of the Applicable Certificates and the Class G-2 Certificates pro rata based on the Fractional Undivided Interest in the Re-Issued Class H Trust held by each such Re-Issued Class H Certificateholder and (B) if prior to the end of such ten-day period any other Re-Issued Class H Certificateholder fails to notify the purchasing Re-Issued Class H Certificateholder of such other Re-Issued Class H Certificateholder's desire to participate in such a purchase, then such other Re-Issued Class H Certificateholder shall lose its right to purchase the Applicable Certificates and the Class G-2 Certificates pursuant to this Section 4.01(b)(iii);

            (iv) each Class I Certificateholder (other than the Company or any of its Affiliates) shall have the right (which shall not expire upon any purchase of the Applicable Certificates pursuant to clause (a), (b)(i),
      (b)(ii) or (b)(iii) above) to purchase all, but not less than all, of the Applicable Certificates, the Class G-2 Certificates, the Class H Certificates (or, if issued, the Re-Issued Class H Certificates) upon ten days' written notice to the Trustee, the Class G-2 Trustee, the Class H Trustee (or, if any Re-Issued Class H Certificates have been issued, the Re-Issued Class H Trustee) and each other Class I Certificateholder, PROVIDED that (A) if prior to the end of such ten-day period any other Class I Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Class I Certificateholder that such other Class I Certificateholder wants to participate in such purchase, then such other Class I Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Class I Certificateholder to purchase all, but not less than all, of the Applicable Certificates, the Class G-2 Certificates, the Class H Certificates (or, if issued, the Re-Issued Class H Certificates) pro rata based on the Fractional Undivided Interest in the Class I Trust held by each such Class I Certificateholder and (B) if prior to the end of such ten-day period any other Class I Certificateholder fails to notify the purchasing Class I Certificateholder of such other Class I Certificateholder's desire to participate in such a purchase, then such other Class I Certificateholder shall lose its right to purchase the Applicable Certificates, the Class G-2 Certificates, the Class H Certificates (or, if issued, the Re-Issued Class H Certificates) pursuant to this Section 4.01(b)(iv); and

            (v) each Class J Certificateholder, other than the Company or any of its Affiliates, shall have the right (which shall not expire upon any purchase of the Applicable Certificates pursuant to clause (a), (b)(i),
      (b)(ii), (b)(iii) or (b)(iv) above) to purchase all, but not less than all, of the Applicable Certificates, the Class G-2 Certificates, the Class H Certificates (or, if issued, the Re-Issued Class H Certificates) and the Class I Certificates upon ten days' written notice to the Trustee, the Class G-2 Trustee, the Class H Trustee (or, if any Re-Issued Class H Certificates have been issued, the Re-Issued Class H Trustee), the Class I Trustee and each other Class J Certificateholder, PROVIDED that (A) if prior to the end of such ten-day period any other Class J Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Class J Certificateholder that such other Class J Certificateholder wants to participate in such purchase, then such other Class J Certificateholder (other than the Company or any of its

      Affiliates) may join with the purchasing Class J Certificateholder to purchase all, but not less than all, of the Applicable Certificates, the Class G-2 Certificates, the Class H Certificates (or, if issued, the Re-Issued Class H Certificates) and the Class I Certificates pro rata based on the Fractional Undivided Interest in the Class J Trust held by each such Class J Certificateholder and (B) if prior to the end of such ten-day period any other Class J Certificateholder fails to notify the purchasing Class J Certificateholder of such other Class J Certificateholder's desire to participate in such a purchase, then such other Class J Certificateholder shall lose its right to purchase the Applicable Certificates, the Class G-2 Certificates, the Class H Certificates, the Re-Issued Class H Certificates (if any) and the Class I Certificates pursuant to this Section 4.01(b)(v).

            (c) By acceptance of its Applicable Certificate, each Applicable Certificateholder agrees that at any time after 180 days have elapsed since the occurrence of a Triggering Event that is continuing, regardless of whether the Applicable Certificateholders exercise their right to purchase the Class G-2 Certificates pursuant to Section 4.01(a), the Policy Provider, if it is then the Controlling Party, shall have the right (except in the event of a Policy Provider Default) to purchase all, but not less than all, of the Applicable Certificates and the Class G-2 Certificates upon ten days' written notice to the Trustee, the Class G-2 Trustee, the Applicable Certificateholders and the Class G-2 Certificateholders.

            The purchase price with respect to the Applicable Certificates shall be equal to the Pool Balance of the Applicable Certificates, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Applicable Certificateholders under the Agreement, the Intercreditor Agreement, the Escrow Agreement or any Note Document or on or in respect of the Applicable Certificates; PROVIDED, HOWEVER, that no such purchase of Applicable Certificates shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is (are) purchasing, pursuant to the terms of the Agreement and the Other Agreements (and, if any Re-Issued Class H Certificates have been issued, the pass through trust agreement relating thereto), (A) in the case of any purchase of the Applicable Certificates pursuant to clause (b)(i) above, all of the Applicable Certificates, (B) in the case of any purchase of the Applicable Certificates pursuant to clause (c) above, all of the Applicable Certificates and the Class G-2 Certificates, or (C) in all other cases, the Applicable Certificates, the Class G-2 Certificates, the Class H Certificates (or, if issued, the Re-Issued Class H Certificates) and the Class I Certificates that are senior to the securities held by such purchaser(s). Each payment of the purchase price of the Applicable Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 4.01. Each Applicable Certificateholder agrees by its acceptance of its Applicable Certificate that (at any time after the occurrence and during the continuation of a Triggering Event) it will, upon payment from such Class G-2 Certificateholder(s), Class H Certificateholder(s) (or, if any Re-Issued Class H Certificates have been issued, Re-Issued Class H Certificateholder(s)), Class I Certificateholder(s), Class J Certificateholder(s) or the Policy Provider, as the case may be, of the purchase price set forth in the first sentence of this paragraph, (i) forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Applicable Certificateholder in the Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Above-Cap Liquidity Facility, the Primary Liquidity Facility, the Policy, the NPA, the Note Documents and all Applicable Certificates and Escrow Receipts held by such Applicable Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) (and the purchaser shall assume all of such Applicable Certificateholder's obligations under the Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Above-Cap Liquidity Facility, the Primary Liquidity Facility, the Policy, the NPA, the Note Documents and all such Applicable Certificates and Escrow Receipts), (ii) if such purchase occurs after a record date specified in Section 2.03 of the Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date thereunder, forthwith turn over to the purchaser(s) of its Applicable Certificate all amounts, if any, received by it on account of such distribution, and (iii) if such purchase occurs after a Record Date relating to any distribution and prior to or on the related Distribution Date, forthwith turn over to the purchaser(s) of its Applicable Certificate all amounts, if any, received by it on account of such distribution. The Applicable Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Applicable Certificateholders to deliver any Applicable Certificates and, upon such a purchase, (I) the only rights of the Applicable Certificateholders will be to deliver the Applicable Certificates to the purchaser(s) and receive the purchase price for such Applicable Certificates and (II) if the purchaser(s) shall so request, such Applicable Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement to enable new Applicable Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Applicable Certificates shall be borne by the purchaser thereof.

            As used in this Section 4.01 and elsewhere in this Trust Supplement, the terms "Class G-2 Certificate", "Class G-2 Certificateholder", "Class G-2 Trust", "Class G-2 Trust Agreement", "Class G-2 Trustee", "Class H Certificate", "Class H Certificateholder", "Class H Trust", "Class H Trustee", "Class I Certificate", "Class I Certificateholder", "Class I Trust", "Class I Trustee", "Class J Certificate", "Class J Certificateholder", "Class J Trust", "Re-Issued Class H Certificate", Re-Issued Class H Certificateholder", "Re-Issued Class H Trust", and "Re-Issued Class H Trustee" shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

            (d) This Section 4.01 supersedes and replaces Section 6.01(b) of the Basic Agreement, with respect to the Applicable Trust.

            Section 4.02. AMENDMENT OF SECTION 6.05 OF THE BASIC AGREEMENT.
Section 6.05 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase "and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan Trustee with respect thereto," set forth in the first sentence thereof.

                                    ARTICLE V
                                   THE TRUSTEE

            Section 5.01. DELIVERY OF DOCUMENTS; DELIVERY DATES. (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement, the Escrow Agreement and the NPA on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company, and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Underwriting Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Applicable Trust, in
Schedule I to the Underwriting Agreement evidencing the entire ownership interest in the Applicable Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the NPA. Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph. The provisions of this Section 5.01(a) supersede and replace the first sentence of Section 3.02(a) of the Basic Agreement, with respect to the Applicable Trust.

            (b) On or after the Issuance Date, the Company may deliver from time to time to the Trustee a Delivery Notice relating to one or more Equipment Notes. After receipt of a Delivery Notice and in any case no later than one Business Day prior to a Scheduled Delivery Date as to which such Delivery Notice relates (the "APPLICABLE DELIVERY DATE"), the Trustee shall (as and when specified in the Delivery Notice) instruct the Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary requesting (A) the withdrawal of one or more Deposits on the Applicable Delivery Date in accordance with and to the extent permitted by the terms of the Escrow Agreement and the Deposit Agreement and (B) the payment of all, or a portion, of such Deposit or Deposits in an amount equal in the aggregate to the purchase price of such Equipment Notes to or on behalf of the Company, all as shall be described in the Delivery Notice; PROVIDED that, if the Issuance Date is an Applicable Delivery Date, the Trustee shall not so instruct the Escrow Agent, and the purchase price of such Equipment Notes shall be paid from a portion of the proceeds of the sale of the Applicable Certificates. The Trustee shall (as and when specified in such Delivery Notice), subject to the conditions set forth in Section 2 of the NPA, enter into and perform its obligations under the Participation Agreement specified in such Delivery Notice (the "APPLICABLE PARTICIPATION AGREEMENT") and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement. If at any time prior to the Applicable Delivery Date, the Trustee receives a notice of postponement pursuant to Section 1(e) or 1(f) of the NPA, then the Trustee shall give the Depositary (with a copy to the Escrow Agent) a notice of cancellation of such Notice of Purchase Withdrawal relating to such Deposit or Deposits on such Applicable Delivery Date. Upon satisfaction of the conditions specified in the NPA and the Applicable Participation Agreement, the Trustee shall purchase the applicable Equipment Notes with the proceeds of the withdrawals of one or more Deposits made on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement and the Escrow Agreement (or, if the Issuance Date is the Applicable Delivery Date with respect to such Applicable Participation Agreement, from a portion of the proceeds of the sale of the Applicable Certificates). The purchase price of such Equipment Notes shall equal the principal amount of such Equipment Notes. Amounts withdrawn from such Deposit or Deposits in excess of the purchase price of the Equipment Notes or to the extent not applied on the Applicable Delivery Date to the purchase price of the Equipment Notes, shall be re-deposited by the Trustee with the Depositary on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement. The provisions of this Section 5.01(b) supersede and replace the provisions of
Section 2.02 of the Basic Agreement with respect to the Applicable Trust, and all provisions of the Basic Agreement relating to Postponed Notes and Section
2.02 of the Basic Agreement shall not apply to the Applicable Trust.

            (c) The Trustee acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 5.01(b) of this Trust Supplement, the NPA and each Applicable Participation Agreement, and declares that it holds and will hold such right, title and interest for the benefit of all present and future Applicable Certificateholders, upon the trusts set forth in the Agreement. By its acceptance of an Applicable Certificate, each initial Applicable Certificateholder, as a grantor of the Applicable Trust, joins with the Trustee in the creation of the Applicable Trust. The provisions of this Section 5.01(c) supersede and replace the provisions of Section 2.03 of the Basic Agreement, with respect to the Applicable Trust.

            Section 5.02. WITHDRAWAL OF DEPOSITS. If any Deposits remain outstanding on the Business Day next succeeding the Cut-off Date, the Trustee shall give the Escrow Agent notice that the Trustee's obligation to purchase Equipment Notes under the NPA has terminated and instruct the Escrow Agent to provide a notice of Final Withdrawal to the Depositary substantially in the form of Exhibit B to the Deposit Agreement (the "FINAL WITHDRAWAL NOTICE").

            Section 5.03. THE TRUSTEE. (a) Subject to Section 5.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Deposit Agreement, the NPA or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company, except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Applicable Certificate, the Intercreditor Agreement, the NPA and the Escrow Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

            (b) Except as herein otherwise provided and except during the continuation of an Event of Default in respect of the Applicable Trust created hereby, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, as fully to all intents as if the same were herein set forth at length.

            Section 5.04. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants that:

            (a) the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party;

            (b) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

            (c) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

            (d) this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; PROVIDED, HOWEVER, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

            Section 5.05. TRUSTEE LIENS. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee's Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the NPA.


                                   ARTICLE VI
                  ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS

            Section 6.01. AMENDMENT OF SECTION 5.02 OF THE BASIC AGREEMENT.
Section 5.02 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by (i) replacing the phrase "of the Note Documents and of this Agreement" set forth in paragraph (b) thereof with the phrase "of the Note Documents, of the NPA and of this Agreement" and (ii) replacing the phrase "of this Agreement and any Note Document" set forth in the last paragraph of Section
5.02 with the phrase "of this Agreement, the NPA and any Note Document".

            Section 6.02. SUPPLEMENTAL AGREEMENTS WITHOUT CONSENT OF APPLICABLE CERTIFICATEHOLDERS. Without limitation of Section 9.01 of the Basic Agreement, under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company's request, at any time and from time to time, (i) enter into one or more agreements supplemental to the Escrow Agreement, the NPA, the Deposit Agreement, the Reference Agency Agreement, the Policy or the Policy Provider Agreement for any of the purposes set forth in clauses (1) through (9) of such Section 9.01, and (without limitation of the foregoing or Section 9.01 of the Basic Agreement)
(a) the reference in the introductory paragraph of Section 9.01 of the Basic Agreement to a "Liquidity Facility" shall be deemed to refer to "the Above-Cap Liquidity Facility and the Primary Liquidity Facility", (b) clauses (2) and (3) of such Section 9.01 shall also be deemed to include the Company's obligations under (in the case of clause (2)), and the Company's rights and powers conferred by (in the case of clause (3)), the NPA, the Reference Agency Agreement, the Policy or the Policy Provider Agreement, and (c) references in clauses (4), (6) and (7) of such Section 9.01 to "any Intercreditor Agreement or any Liquidity Facility" shall also be deemed to refer to "the Intercreditor Agreement, the Above-Cap Liquidity Facility, the Primary Liquidity Facility, the Escrow Agreement, the Reference Agency Agreement, the NPA, the Deposit Agreement, the Policy or the Policy Provider Agreement", (ii) enter into one or more agreements supplemental to the Agreement, the Intercreditor Agreement, the Reference Agency Agreement or the NPA to provide for the formation of the Re-Issued Class H Trust, the issuance of the Re-Issued Class H Certificates, the purchase by the Re-Issued Class H Trust of Equipment Notes and other matters incidental thereto or otherwise contemplated by Section 2.01(b) of the Basic Agreement; PROVIDED that (x) a Ratings Confirmation for the Applicable Certificates and the Class G-2 Certificates shall have been obtained with respect to such agreements and
(y) the Company shall have certified to the Trustee and to the Other Trustees that such agreements shall not materially and adversely affect the Applicable Certificateholders or the Class G-2 Certificateholders and (iii) enter into one or more agreements supplemental to the Agreement to provide for the formation of a Class J Trust, the issuance of Class J Certificates, the purchase by the Class J Trust of Equipment Notes and other matters incidental thereto or otherwise contemplated by Section 2.01(b) of the Basic Agreement.

            Section 6.03. SUPPLEMENTAL AGREEMENTS WITH CONSENT OF APPLICABLE CERTIFICATEHOLDERS. Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement, the Above-Cap Liquidity Facility, the Primary Liquidity Facility, the Reference Agency Agreement, the NPA, the Policy or the Policy Provider Agreement or modifying in any manner the rights and obligations of the Applicable Certificateholders under the Escrow Agreement, the Deposit Agreement, the Above-Cap Liquidity Facility, the Primary Liquidity Facility, the Reference Agency Agreement, the NPA, the Policy or the Policy Provider Agreement; PROVIDED that the provisions of Section 9.02(1) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Applicable Certificateholders of payments upon the Deposits.

            Section 6.04. CONSENT OF HOLDERS OF CERTIFICATES ISSUED UNDER OTHER TRUSTS. Notwithstanding any provision in Section 6.02 or Section 6.03 of this Trust Supplement to the contrary, no amendment or modification of Section 4.01 of this Trust Supplement shall be effective unless the trustee for each Class of Certificates affected by such amendment or modification shall have consented thereto.


                                   ARTICLE VII
                              TERMINATION OF TRUST

            Section 7.01. TERMINATION OF THE APPLICABLE TRUST. (a) The respective obligations and responsibilities of the Company and the Trustee with respect to the Applicable Trust shall terminate upon the earlier of (A) the completion of the assignment, transfer and discharge described in the first sentence of the immediately following paragraph and (B) distribution to all Applicable Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property; PROVIDED, HOWEVER, that in no event shall the Applicable Trust continue beyond one hundred ten (110) years following the date of the execution of this Trust Supplement.

            Upon the earlier of (i) the first Business Day following August 31, 2002 or, if later, the fifth Business Day following the Delivery Period Termination Date and (ii) the fifth Business Day following the date on which a Triggering Event occurs (such date, the "TRANSFER DATE"), or, if later, the date on which all of the conditions set forth in the immediately following sentence have been satisfied, the Trustee is hereby directed (subject only to the immediately following sentence) to, and the Company shall direct the institution that will serve as the Related Trustee under the Related Pass Through Trust Agreement to, execute and deliver the Assignment and Assumption Agreement, pursuant to which the Trustee shall assign, transfer and deliver all of the Trustee's right, title and interest to the Trust Property to the Related Trustee under the Related Pass Through Trust Agreement. The Trustee and the Related Trustee shall execute and deliver the Assignment and Assumption Agreement upon the satisfaction of the following conditions:

            (i) The Trustee, the Related Trustee and each of the Rating Agencies then rating the Applicable Certificates shall have received an Officer's Certificate and an Opinion of Counsel dated the date of the Assignment and Assumption Agreement and each satisfying the requirements of Section 1.02 of the Basic Agreement, which Opinion of Counsel shall be substantially to the effect set forth below and may be relied upon by the Beneficiaries (as defined in the Assignment and Assumption Agreement):

            (I) Upon the execution and delivery thereof by the parties thereto in accordance with the terms of the Agreement and the Related Pass Through Trust Agreement, the Assignment and Assumption Agreement will constitute the valid and binding obligation of each of the parties thereto enforceable against each such party in accordance with its terms;

            (II) Upon the execution and delivery of the Assignment and Assumption Agreement in accordance with the terms of the Agreement and the Related Pass Through Trust Agreement, each of the Applicable Certificates then Outstanding will be entitled to the benefits of the Related Pass Through Trust Agreement;

            (III) The Related Trust is not required to be registered as an investment company under the Investment Company Act of 1940, as amended;

            (IV) The Related Pass Through Trust Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms; and

            (V) Neither the execution and delivery of the Assignment and Assumption Agreement in accordance with the terms of the Agreement and the Related Pass Through Trust Agreement, nor the consummation by the parties thereto of the transactions contemplated to be consummated thereunder on the date thereof, will violate any law or governmental rule or regulation of the State of New York or the United States of America known to such counsel to be applicable to the transactions contemplated by the Assignment and Assumption Agreement.

            (ii) The Trustee and the Company shall have received (x) a copy of the articles of incorporation and bylaws of the Related Trustee certified as of the Transfer Date by the Secretary or Assistant Secretary of such institution and (y) a copy of the filing (including all attachments thereto) made by the institution serving as the Related Trustee with the Office of the Superintendent, State of New York Banking Department for the qualification of the Related Trustee under Section 131(3) of the New York Banking Law.

Upon the execution of the Assignment and Assumption Agreement by the parties thereto, the Applicable Trust shall be terminated, the Applicable Certificateholders shall receive beneficial interests in the Related Trust in exchange for their interests in the Applicable Trust equal to their respective beneficial interests in the Applicable Trust, and the Outstanding Applicable Certificates representing Fractional Undivided Interests in the Applicable Trust shall be deemed for all purposes of the Agreement and the Related Pass Through Trust Agreement, without further signature or action of any party or Applicable Certificateholder, to be certificates representing the same fractional undivided interests in the Related Trust and its trust property. By acceptance of its Applicable Certificate, each Applicable Certificateholder consents to such assignment, transfer and delivery of the Trust Property to the trustee of the Related Trust upon the execution and delivery of the Assignment and Assumption Agreement.

            In connection with the occurrence of the event set forth in clause
(B) above, notice of such termination, specifying the Distribution Date upon which the Applicable Certificateholders may surrender their Applicable Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Applicable Certificateholders not earlier than the 60th day and not later than the 15th day next preceding such final Distribution Date specifying (A) the Distribution Date upon which the proposed final payment of the Applicable Certificates will be made upon presentation and surrender of Applicable Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Applicable Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Applicable Certificateholders. Upon presentation and surrender of the Applicable Certificates in accordance with such notice, the Trustee shall cause to be distributed to Applicable Certificateholders such final payments.

            In the event that all of the Applicable Certificateholders shall not surrender their Applicable Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Applicable Certificateholders to surrender their Applicable Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Applicable Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee for the payment of distributions on the Applicable Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the Company.

            (b) The provisions of this Section 7.01 supersede and replace the provisions of Section 11.01 of the Basic Agreement in its entirety, with respect to the Applicable Trust.


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

            Section 8.01. BASIC AGREEMENT RATIFIED. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. All replacements of provisions of, and other modifications of the

Basic Agreement set forth in this Trust Supplement are solely with respect to the Applicable Trust.

            SECTION 8.02. GOVERNING LAW. THE AGREEMENT AND, UNTIL THE TRANSFER DATE, THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. THIS SECTION 8.02 SUPERSEDES AND REPLACES SECTION 12.05 OF THE BASIC AGREEMENT, WITH RESPECT TO THE APPLICABLE TRUST.

            Section 8.03. EXECUTION IN COUNTERPARTS. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            Section 8.04. INTENTION OF PARTIES. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.

            IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

                                      CONTINENTAL AIRLINES, INC.


                                      By:
                                         ------------------------------------
                                      Name:
                                      Title:



                                      WILMINGTON TRUST COMPANY,
                                          as Trustee


                                      By:
                                         ------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A


                               FORM OF CERTIFICATE

Certificate
No. ______

            [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.]<F1>


               CONTINENTAL AIRLINES PASS THROUGH TRUST 2002-1G-1-O

        Continental Airlines Pass Through Certificate, Series 2002-1G-1-O
                          Issuance Date: March 25, 2002

                     Final Maturity Date: February 15, 2013

            Evidencing A Fractional Undivided Interest In The Continental Airlines Pass Through Trust 2002-1G-1-O, The Property Of Which Shall Include Certain Equipment Notes Each Secured By An Aircraft Owned By Continental Airlines, Inc.


                 $[_____________] Fractional Undivided Interest representing 0.0007426993% of the Trust per $1,000 face amount

            THIS CERTIFIES THAT ____________________, for value received, is the registered owner of a $___________ (___________________________________________
DOLLARS) Fractional Undivided Interest in the Continental Airlines Pass Through Trust 2002-1G-1-O (the "TRUST") created by Wilmington Trust Company, as trustee (the "TRUSTEE"), pursuant to a Pass Through Trust Agreement, dated as of September 25, 1997 (the "BASIC AGREEMENT"), between the Trustee and Continental

-----------------
<F1>
This legend to appear on Book-Entry Certificates to be deposited with the Depository Trust Company.

Airlines, Inc., a Delaware corporation (the "COMPANY"), as supplemented by Trust Supplement No. 2002-1G-1-O thereto, dated as of March 25, 2002 (the "TRUST SUPPLEMENT" and, together with the Basic Agreement, the "AGREEMENT"), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "Continental Airlines Pass Through Certificates, Series 2002-1G-1-O" (herein called the "CERTIFICATES"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the holder of this Certificate (the "CERTIFICATEHOLDER" and, together with all other holders of Certificates issued by the Trust, the "CERTIFICATEHOLDERS") assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement, the Policy, the Above-Cap Liquidity Facility and the Primary Liquidity Facility (the "TRUST PROPERTY"). Each issue of the Equipment Notes is secured by, among other things, a security interest in an Aircraft owned by the Company.

            The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

            Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on February 15, May 15, August 15 and November 15 of each year (a "REGULAR DISTRIBUTION Date") commencing May 15, 2002, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

            Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing

Agency (or its nominee), such distribution shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

            The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, privileges, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

            Under certain circumstances set forth in Section 7.01 of the Trust Supplement, all of the Trustee's right, title and interest to the Trust Property may be assigned, transferred and delivered to the Related Trustee of the Related Trust pursuant to the Assignment and Assumption Agreement. Upon the effectiveness of such Assignment and Assumption Agreement (the "TRANSFER"), the Trust shall be terminated, the Certificateholders shall receive beneficial interests in the Related Trust in exchange for their interests in the Trust equal to their respective beneficial interests in the Trust, the Certificates representing Fractional Undivided Interests in the Trust shall be deemed for all purposes of the Agreement and the Related Pass Through Trust Agreement to be certificates representing the same fractional undivided interests in the Related Trust and its trust property. Each Certificateholder, by its acceptance of this Certificate or a beneficial interest herein, agrees to be bound by the Assignment and Assumption Agreement and subject to the terms of the Related Pass Through Trust Agreement as a Certificateholder thereunder. From and after the Transfer, unless and to the extent the context otherwise requires, references herein to the Trust, the Agreement and the Trustee shall constitute references to the Related Trust, the Related Pass Through Trust Agreement and trustee of the Related Trust, respectively.

            The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof, except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

            Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

            The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

            The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

            Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of the Company that either: (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), have not been used to purchase this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or an interest herein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

            THE AGREEMENT AND, UNTIL THE TRANSFER, THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. THE RELATED PASS THROUGH TRUST AGREEMENT AND, FROM AND AFTER THE TRANSFER, THIS CERTIFICATE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                        CONTINENTAL AIRLINES PASS THROUGH TRUST
                                        2002-1G-1-O

                                        By:   WILMINGTON TRUST COMPANY,
                                              as Trustee


                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:

               FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


            This is one of the Certificates referred to in the within-mentioned Agreement.


                                            WILMINGTON TRUST COMPANY,
                                                as Trustee


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT B


                         [DTC Letter of Representations]

                                    EXHIBIT C


                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
               Continental Airlines Pass Through Trust 2002-1G-1-O

            ASSIGNMENT AND ASSUMPTION AGREEMENT (2002-1G-1), dated ________ __, ____ (the "ASSIGNMENT AGREEMENT"), between Wilmington Trust Company, a Delaware banking corporation ("WTC"), not in its individual capacity except as expressly provided herein, but solely as trustee under the Pass Through Trust Agreement dated as of September 25, 1997 (as amended or modified from time to time, the "BASIC AGREEMENT"), as supplemented by the Trust Supplement No. 2002-1G-1-O dated as of March 25, 2002 (the "TRUST SUPPLEMENT" and together with the Basic Agreement, the "AGREEMENT") in respect of the Continental Airlines Pass Through Trust 2002-1G-1-O (the "ASSIGNOR"), and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity except as expressly provided herein, but solely as trustee under the Basic Agreement as supplemented by the Trust Supplement No. 2002-1G-1-S dated as of March 25, 2002 (the "NEW SUPPLEMENT", and, together with the Basic Agreement, the "NEW AGREEMENT") in respect of the Continental Airlines Pass Through Trust 2002-1G-1-S (the "ASSIGNEE").

                              W I T N E S S E T H:

            WHEREAS, the parties hereto desire to effect on the date hereof (the "TRANSFER DATE") (a) the transfer by the Assignor to the Assignee of all of the right, title and interest of the Assignor in, under and with respect to, among other things, the Trust Property and each of the documents listed in Schedule I hereto (the "SCHEDULED DOCUMENTS") and (b) the assumption by the Assignee of the obligations of the Assignor (i) under the Scheduled Documents and (ii) in respect of the Applicable Certificates issued under the Agreement; and

            WHEREAS, the Scheduled Documents permit such transfer upon satisfaction of certain conditions heretofore or concurrently herewith being complied with;

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows (capitalized terms used herein without definition having the meaning ascribed thereto in the Agreement):

            1. ASSIGNMENT. The Assignor does hereby sell, assign, convey, transfer and set over unto the Assignee as of the Transfer Date all of its present and future right, title and interest in, under and with respect to the Trust Property and the Scheduled Documents and each other contract, agreement, document or instrument relating to the Trust Property or the Scheduled Documents (such other contracts, agreements, documents or instruments, together with the Scheduled Documents, to be referred to as the "ASSIGNED DOCUMENTS"), and any proceeds therefrom, together with all documents and instruments evidencing any of such right, title and interest.

            2. ASSUMPTION. The Assignee hereby assumes for the benefit of the Assignor and each of the parties listed in Schedule II hereto (collectively, the "BENEFICIARIES") all of the duties and obligations of the Assignor, whenever accrued, pursuant to the Assigned Documents and hereby confirms that it shall be deemed a party to each of the Assigned Documents to which the Assignor is a party and shall be bound by all the terms thereof (including the agreements and obligations of the Assignor set forth therein) as if therein named as the Assignor. Further, the Assignee hereby assumes for the benefit of the Assignor and the Beneficiaries all of the duties and obligations of the Assignor under the Outstanding Applicable Certificates and hereby confirms that the Applicable Certificates representing Fractional Undivided Interests under the Agreement shall be deemed for all purposes of the Agreement and the New Agreement to be certificates representing the same fractional undivided interests under the New Agreement equal to their respective beneficial interests in the trust created under the Agreement.

            3. EFFECTIVENESS. This Assignment Agreement shall be effective upon the execution and delivery hereof by the parties hereto, and each Applicable Certificateholder, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to be bound by the terms of this Assignment Agreement.

            4. PAYMENTS. The Assignor hereby covenants and agrees to pay over to the Assignee, if and when received following the Transfer Date, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of the Assignor that, under Section 1 hereof, belong to the Assignee.

            5. FURTHER ASSURANCES. The Assignor shall, at any time and from time to time, upon the request of the Assignee, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Assignee may reasonably request to obtain the full benefits of this Assignment Agreement and of the rights and powers herein granted. The Assignor agrees to deliver any Applicable Certificates, and all Trust Property, if any, then in the physical possession of the Assignor, to the Assignee.

            6. REPRESENTATIONS AND WARRANTIES. (a) The Assignee represents and warrants to the Assignor and each of the Beneficiaries that:

            (i) it has all requisite power and authority and legal right to enter into and carry out the transactions contemplated hereby and to carry out and perform the obligations of the "Pass Through Trustee" under the Assigned Documents;

            (ii) on and as of the date hereof, the representations and warranties of the Assignee set forth in Section 7.15 of the Basic Agreement and Section 5.04 of the New Supplement are true and correct.

            (b) The Assignor represents and warrants to the Assignee that:

            (i) it is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full trust power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its trust and fiduciary powers to execute and deliver this Assignment Agreement;

            (ii) the execution and delivery by it of this Assignment Agreement and the performance by it of its obligations hereunder have been duly authorized by it and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

            (iii) this Assignment Agreement constitutes the legal, valid and binding obligations of it enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            7. GOVERNING LAW. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

            8. COUNTERPARTS. This Assignment Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by both parties so long as each party shall sign at least one counterpart.

            9. THIRD PARTY BENEFICIARIES. The Assignee hereby agrees, for the benefit of the Beneficiaries, that its representations, warranties and covenants contained herein are also intended to be for the benefit of each Beneficiary, and each Beneficiary shall be deemed to be an express third party beneficiary with respect thereto, entitled to enforce directly and in its own name any rights or claims it may have against such party as such beneficiary.

            IN WITNESS WHEREOF, the parties hereto, through their respective officers thereunto duly authorized, have duly executed this Assignment Agreement as of the day and year first above written.


                                        ASSIGNOR:

                                           WILMINGTON TRUST COMPANY, not in
                                           its individual capacity except as
                                           expressly provided herein, but
                                           solely as trustee under the Pass
                                           Through Trust Agreement and Trust
                                           Supplement in respect of the
                                           Continental Airlines Pass Through
                                           Trust 2002-1G-1-O


                                        By:
                                           ------------------------------------
                                        Title:


                                        ASSIGNEE:

                                           WILMINGTON TRUST COMPANY, not in
                                           its individual capacity except as
                                           expressly provided herein, but
                                           solely as trustee under the Pass
                                           Through Trust Agreement and Trust
                                           Supplement in respect of the
                                           Continental Airlines Pass Through
                                           Trust 2002-1G-1-S


                                        By:
                                           ------------------------------------
                                        Title:

                                 Schedule I


                       Schedule of Assigned Documents

            (1) Intercreditor Agreement dated as of March 25, 2002 among the Trustee, the Other Trustees, the Above-Cap Liquidity Provider, the Primary Liquidity Provider, the primary liquidity provider relating to the Class G-2 Certificates, the Policy Provider and the Subordination Agent.

            (2) Escrow and Paying Agent Agreement (Class G-1) dated as of March 25, 2002 among the Escrow Agent, the Underwriters, the Trustee and the Paying Agent.

            (3) Note Purchase Agreement dated as of March 25, 2002 among the Company, the Trustee, the Other Trustees, the Depositary, the Escrow Agent, the Paying Agent and the Subordination Agent.

            (4) Deposit Agreement (Class G-1) dated as of March 25, 2002 between the Escrow Agent and the Depositary.

            (5) Each of the Operative Agreements (as defined in the Participation Agreement for each Aircraft) in effect as of the Transfer Date.

                                   Schedule II


                            Schedule of Beneficiaries

Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent

Wilmington Trust Company, not in its individual capacity but solely as Paying Agent

Landesbank Hessen-Thuringen Girozentrale, as Primary Liquidity Provider

Merrill Lynch Capital Services, Inc., as Above-Cap Liquidity Provider

Merrill Lynch & Co., Inc., as Above-Cap Liquidity Guarantor

Ambac Assurance Corporation, as Policy Provider

Credit Suisse First Boston, New York Branch, as Depositary

Continental Airlines, Inc.

Credit Suisse First Boston Corporation, as Underwriter

J.P. Morgan Securities Inc., as Underwriter

Merrill Lynch, Pierce, Fenner & Smith, as Underwriter

Salomon Smith Barney Inc., as Underwriter

Morgan Stanley & Co. Incorporated, as Underwriter

Wells Fargo Bank Northwest, National Association, as Escrow Agent

Each of the other parties to the Assigned Documents